Exhibit 99.1

PRESS RELEASE
Allegiance Bancshares, Inc.
8847 West Sam Houston Parkway N., Suite 200
Houston, Texas 77040
ir@allegiancebank.com
ALLEGIANCE BANCSHARES, INC. REPORTS
FIRST QUARTER 2022 RESULTS
•Record core loan growth of $130.3 million, or 12.8% (annualized), to $4.20 billion as of March 31, 2022 compared to $4.07 billion as of December 31, 2021 and $274.1 million, or 7.0%, compared to March 31, 2021; core loans exclude Paycheck Protection Program (PPP) loans
•Net income and diluted earnings per share of $18.7 million and $0.91 for the first quarter 2022, respectively
•Deposit growth of $114.7 million, or 7.6% (annualized), to $6.16 billion as of March 31, 2022 from $6.05 billion as of December 31, 2021 and $788.1 million, or 14.7%, from $5.37 billion at March 31, 2021
•Board declared quarterly dividend of $0.14 per share of common stock and authorized a one million share repurchase program
HOUSTON, April 29, 2022 - Allegiance Bancshares, Inc. (NASDAQ: ABTX) (Allegiance), the holding company of Allegiance Bank (the "Bank"), today reported net income of $18.7 million and diluted earnings per share of $0.91 for the first quarter 2022 compared to net income of $18.0 million and diluted earnings per share of $0.89 for the first quarter 2021.
“We are delighted to report a productive start to 2022 driven by record core loan originations, with growth at an annualized rate of over 12% in the first quarter,” said Steve Retzloff, Allegiance’s Chief Executive Officer. “Our team’s outstanding efforts also delivered solid earnings results, credit quality metrics and deposit growth,” continued Retzloff.
“We are excited about the future of Allegiance and the pending merger of equals with CBTX, Inc. Our companies are embracing a unified approach as we collaborate to become the premier bank headquartered in the Houston region. We continue to remain true to delivering personalized and remarkable service to all of our customers. The effective combination of scale with our well-established relationship banking further strengthens our competitive position in a large and expanding market,” concluded Retzloff.

First Quarter 2022 Results
Net interest income before the provision for credit losses in the first quarter 2022 decreased $526 thousand, or 0.9%, to $55.2 million from $55.7 million for the first quarter 2021 and decreased $2.9 million, or 5.0%, from $58.1 million for the fourth quarter 2021. These decreases were primarily due to the changes in market interest rates and the decreased impact of loans within the Small Business Administration Paycheck Protection Program (PPP) partially offset by lower costs on interest-bearing liabilities. The net interest margin on a tax equivalent basis decreased 89 basis points to 3.30% for the first quarter 2022 from 4.19% for the first quarter 2021 and decreased 27 basis points from 3.57% for the fourth quarter 2021. The decreases in the margin were primarily due to the decrease in the average yield on interest-earning assets, driven by the increase in cash and securities, partially offset by the decrease in funding costs.
Noninterest income for the first quarter 2022 was $4.0 million, an increase of $2.3 million, or 131.5%, compared to $1.7 million for the first quarter 2021 and increased $1.6 million, or 63.7%, compared to $2.5 million for the fourth quarter 2021. First quarter 2022 other noninterest income included $1.3 million in income from Small Business Investment Company investments.
Noninterest expense for the first quarter 2022 decreased $402 thousand, or 1.2%, to $34.5 million from $34.9 million for the first quarter 2021 and decreased $2.2 million, or 6.1%, compared to the fourth quarter of 2021. The decrease over the fourth quarter 2021 was primarily due to decreased professional fees and acquisition and merger-related expenses associated with the pending merger with CBTX, Inc. partially offset by increased regulatory assessments and FDIC insurance.
In the first quarter 2022, Allegiance’s efficiency ratio decreased to 58.32% compared to 60.85% for the first quarter 2021 and 60.68% for the fourth quarter 2021. First quarter 2022 annualized returns on average assets, average equity and average tangible equity were 1.04%, 9.40% and 13.35%, respectively, compared to 1.18%, 9.59% and 14.03% for the first quarter 2021. Annualized returns on average assets, average equity and average tangible equity for the fourth quarter 2021 were 1.23%, 10.60% and 15.05%, respectively. Return on average tangible equity is a non-GAAP measure. Please refer to the non-GAAP reconciliation on page 10.
Financial Condition
Total assets at March 31, 2022 increased $718.4 million, or 11.2%, to $7.15 billion compared to $6.43 billion at March 31, 2021 and increased $44.4 million, or 2.5% (annualized), compared to $7.10 billion at December 31, 2021, primarily due to the increased origination of core loans and growth in the securities portfolio partially offset by paydowns of PPP loans.
Total loans at March 31, 2022 decreased $375.7 million, or 8.1%, to $4.28 billion compared to $4.66 billion at March 31, 2021, primarily due to paydowns on PPP loans, and increased $63.0 million, or 6.0% (annualized) compared to $4.22 billion at December 31, 2021 due to the increase in organic core loans. Core loans, which exclude PPP loans, increased $274.1 million, or 7.0%, to $4.20 billion at March 31, 2022 from $3.93 billion at March 31, 2021 and increased $130.3 million, or 12.8% (annualized), from $4.07 billion at December 31, 2021.
Deposits at March 31, 2022 increased $788.1 million, or 14.7%, to $6.16 billion compared to $5.37 billion at March 31, 2021 and increased $114.7 million, or 7.6% (annualized), compared to $6.05 billion at December 31, 2021.
Asset Quality
Nonperforming assets totaled $26.3 million, or 0.37%, of total assets, at March 31, 2022 compared to $35.6 million, or 0.55%, of total assets, at March 31, 2021 and $24.1 million, or 0.34%, of total assets at December 31, 2021. The allowance for credit losses on loans as a percentage of total loans was 1.15% at March 31, 2022, 1.13% at March 31, 2021 and 1.14% at December 31, 2021.
The provision for credit losses for the first quarter 2022 was $1.8 million compared to $639 thousand for the first quarter 2021 and the recapture of provision for credit losses of $2.6 million for the fourth quarter 2021. The increase in the Company’s provision for credit losses in the first quarter of 2022 compared to the first and fourth quarters of 2021 reflects an increase in core loans.
First quarter 2022 net charge-offs were $317 thousand, or 0.03% (annualized) of average loans, a decrease from net charge-offs of $345 thousand, or 0.03% (annualized) of average loans, for the first quarter 2021 and a decrease of $1.0 million from $1.4 million, or 0.13% (annualized) of average loans, for the fourth quarter 2021.
Dividend
The Board of Directors of Allegiance declared a cash dividend on April 28, 2022 of $0.14 per share to be paid on June 15, 2022 to all shareholders of record as of May 31, 2022. The amount and timing of any future dividend payments to shareholders will be subject to the discretion of Allegiance’s Board of Directors.

Share Repurchase Authorization

On April 28, 2022, the Board of Directors of Allegiance authorized the repurchase of up to one million shares of outstanding Allegiance common stock through April 30, 2023. Repurchases under this program may be made from time to time through open market purchases, privately negotiated transactions or such other manners as will comply with applicable laws and regulations. The timing and actual number of shares repurchased will depend on a variety of factors including price, corporate and regulatory requirements, market conditions and other corporate liquidity requirements and priorities. The repurchase program does not obligate Allegiance to purchase any particular number of shares and there is no guarantee as to the exact number of shares that will be repurchased by Allegiance. Allegiance may suspend, modify or terminate the program at any time and for any reason, without prior notice. On April 30, 2022, the Company’s previously approved one million share repurchase authorization will expire.

Pending Merger
On November 8, 2021, Allegiance and CBTX, Inc., jointly announced that they entered into a definitive merger agreement pursuant to which the companies will combine in an all-stock merger of equals. CBTX reported total assets of $4.49 billion as of December 31, 2021. Under the terms of the definitive merger agreement, Allegiance shareholders will receive 1.4184 shares of CBTX, Inc. common stock for each share of Allegiance common stock they own. Following the completion of the merger, we estimate that former Allegiance shareholders will own approximately 54% and former CBTX, Inc. shareholders will own approximately 46% of the combined company. The companies have submitted the required regulatory filings and, subject to satisfaction or in some cases waiver of the closing conditions, including approval of the merger agreement by both companies’ shareholders, the parties anticipate closing in the second quarter of the year. Each company has scheduled a special meeting for May 24, 2022 at which its respective shareholders will consider and vote on the merger agreement and other related matters.

GAAP Reconciliation of Non-GAAP Financial Measures
Allegiance’s management uses certain non-GAAP financial measures to evaluate its performance. Please refer to the GAAP Reconciliation and Management’s Explanation of Non-GAAP Financial Measures on page 10 of this earnings release for a reconciliation of these non-GAAP financial measures.

Conference Call
As previously announced, Allegiance’s management team will host a conference call on Friday, April 29, 2022 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time) to discuss its first quarter 2022 results. Individuals and investment professionals may participate in the call by dialing (877) 279-2520. The conference ID number is 3473855. Alternatively, a simultaneous audio-only webcast may be accessed via the Investor Relations section of Allegiance’s website at www.allegiancebank.com, under Upcoming Events. If you are unable to participate during the live webcast, the webcast will be archived on the Investor Relations section of Allegiance’s website at www.allegiancebank.com, under News and Events, Event Calendar, Past Events.
Allegiance Bancshares, Inc.
As of March 31, 2022, Allegiance was a $7.15 billion asset Houston, Texas-based bank holding company. Through its wholly owned subsidiary, Allegiance Bank, Allegiance provides a diversified range of commercial banking services primarily to small- to medium-sized businesses and individual customers in the Houston region. Allegiance’s super-community banking strategy was designed to foster strong customer relationships while benefiting from a platform and scale that is competitive with larger local and regional banks. As of March 31, 2022, Allegiance Bank operated 27 full-service banking locations in the Houston region, which we define as the Houston-The Woodlands-Sugar Land and Beaumont-Port Arthur metropolitan statistical areas, with 26 bank offices in the Houston metropolitan area and one bank office in Beaumont, just outside of the Houston metropolitan area. Visit www.allegiancebank.com for more information.
Forward-Looking Statements

Certain statements in this press release which are not historical in nature are intended to be, and are hereby identified as, "forward-looking statements" for purposes of the safe harbor provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

These statements include, but are not limited to, statements about the benefits of the proposed merger of Allegiance and CBTX, including future financial and operating results (including the anticipated impact of the transaction on Allegiance's and CBTX's respective earnings and book value), statements related to the expected timing of the completion of the merger, the combined company's plans, objectives, expectations and intentions, and other statements that are not historical facts. Forward-looking statements may be identified by terminology such as "may," "will," "should," "scheduled," "plans," "intends," "anticipates," "expects," "believes," "estimates," "potential," or "continue" or negatives of such terms or other comparable terminology.

All forward-looking statements are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of Allegiance or CBTX to differ materially from any results expressed or implied by such forward-looking statements. Such factors include, among others: (1) the risk that the cost savings and any revenue synergies from the merger may not be fully realized or may take longer than anticipated to be realized; (2) disruption to the parties' businesses as a result of the announcement and pendency of the merger; (3) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (4) the risk that the integration of each party's operations will be materially delayed or will be more costly or difficult than expected or that the parties are otherwise unable to successfully integrate each party's businesses into the other's businesses; (5) the failure to obtain the necessary approvals by the shareholders of Allegiance or CBTX; (6) the amount of the costs, fees, expenses and charges related to the merger; (7) the ability by each of Allegiance and CBTX to obtain required governmental approvals of the merger (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction); (8) reputational risk and the reaction of each company's customers, suppliers, employees or other business partners to the merger; (9) the failure of the closing conditions in the merger agreement to be satisfied, or any unexpected delay in closing the merger; (10) the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (11) the dilution caused by CBTX's issuance of additional shares of its common stock in the merger; (12) general competitive, economic, political and market conditions; (13) the costs, effects and results of regulatory examinations and investigations or the ability of the parties to obtain required regulatory approvals; and (14) other factors that may affect future results of CBTX and Allegiance including changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; the impact, extent and timing of technological changes; capital management activities; and other actions of the Board of Governors of the Federal Reserve System and Office of the Comptroller of the Currency and legislative and regulatory actions and reforms. Additionally, the impact of the COVID-19 pandemic continues to evolve and its future effects on Allegiance are difficult to predict.

Additional factors which could affect future results of Allegiance and CBTX can be found in Allegiance's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and the Current Reports on Form 8-K, and CBTX's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, in each case filed with the SEC and available on the SEC's website at https://www.sec.gov. Allegiance and CBTX disclaim any obligation and do not intend to update or revise any forward-looking statements contained in this communication, which speak only as of the date hereof, whether as a result of new information, future events or otherwise, except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

Information about the Merger and Where to Find It

This release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.

In connection with the proposed merger, CBTX has filed a registration statement on Form S-4 with the SEC to register the shares of CBTX common stock that will be issued to Allegiance shareholders in connection with the merger. The registration statement includes a joint proxy statement/prospectus. The Form S-4 became effective on April 7, 2022 and a definitive joint proxy statement/prospectus was filed by each of Allegiance and CBTX with the SEC. On or about April 15, 2022, Allegiance and CBTX mailed the definitive proxy statement/prospectus to their respective shareholders to seek their approval of the proposed merger.

WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT ON FORM S-4, THE JOINT PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH THE PROPOSED MERGER BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT ALLEGIANCE, CBTX AND THE PROPOSED MERGER.

Investors and security holders may obtain free copies of these documents, once they are filed, and other documents filed with the SEC by Allegiance or CBTX through the website maintained by the SEC at https://www.sec.gov. Documents filed with the SEC by CBTX will be available free of charge by accessing the CBTX's website at www.communitybankoftx.com under the heading “Investor Relations” or, alternatively, by directing a request by mail or telephone to CBTX, Inc., 9 Greenway Plaza, Suite 110, Houston, Texas 77046, Attn: Investor Relations, (713) 210-7600, and documents filed with the SEC by Allegiance will be available free of charge by accessing Allegiance’s website at www.allegiancebank.com under the heading "Investor Relations" or, alternatively, by directing a request by mail or telephone to Allegiance Bancshares, Inc., 8847 West Sam Houston Parkway, N., Suite 200, Houston, Texas 77040, (281) 894-3200.

Participants in the Solicitation

CBTX, Allegiance and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of CBTX and Allegiance in connection with the proposed merger. Certain information regarding the interests of these participants and a description of their direct or indirect interests, by security holdings or otherwise, are included in the joint proxy statement/prospectus regarding the proposed merger. Additional information about the directors and executive officers of CBTX and their ownership of CBTX's common stock is set forth in CBTX's annual report on Form 10-K, filed with the SEC on February 25, 2022. Additional information about the directors and executive officers of Allegiance and their ownership of Allegiance's common stock is set forth in Allegiance's proxy statement for its annual meeting of shareholders, filed with the SEC on March 10, 2022. These documents can be obtained free of charge from the sources described above.

Allegiance Bancshares, Inc.
Financial Highlights
(Unaudited)

	2022	2021
	March 31	December 31	September 30	June 30	March 31
	(Dollars in thousands)
ASSETS
Cash and due from banks	$26,629	$23,961	$23,903	$146,397	$141,947
Interest-bearing deposits at other financial institutions	672,755	733,548	879,858	564,888	482,383
Total cash and cash equivalents	699,384	757,509	903,761	711,285	624,330
Available for sale securities, at fair value	1,790,707	1,773,765	1,211,476	977,282	787,516
Loans held for investment	4,283,514	4,220,486	4,289,469	4,460,743	4,659,169
Less: allowance for credit losses on loans	(49,215)	(47,940)	(50,491)	(49,586)	(52,758)
Loans, net	4,234,299	4,172,546	4,238,978	4,411,157	4,606,411
Accrued interest receivable	31,505	33,392	33,523	37,075	38,632
Premises and equipment, net	62,168	63,708	65,140	65,442	66,115
Other real estate owned	—	—	1,397	1,397	576
Federal Home Loan Bank stock	9,376	9,358	8,326	8,234	7,775
Bank owned life insurance	28,374	28,240	28,101	27,976	27,825
Goodwill	223,642	223,642	223,642	223,642	223,642
Core deposit intangibles, net	13,907	14,658	15,482	16,306	17,130
Other assets	56,001	28,136	29,935	28,871	31,038
Total assets	$7,149,363	$7,104,954	$6,759,761	$6,508,667	$6,430,990
LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES:
Deposits:
Noninterest-bearing	$2,353,604	$2,243,085	$2,086,683	$1,973,042	$1,914,121
Interest-bearing
Demand	1,070,855	869,984	594,959	553,874	480,710
Money market and savings	1,552,853	1,643,745	1,604,222	1,556,920	1,617,823
Certificates and other time	1,185,015	1,290,825	1,381,014	1,349,522	1,361,535
Total interest-bearing deposits	3,808,723	3,804,554	3,580,195	3,460,316	3,460,068
Total deposits	6,162,327	6,047,639	5,666,878	5,433,358	5,374,189
Accrued interest payable	3,086	1,753	3,296	1,940	3,862
Borrowed funds	89,959	89,956	139,954	139,951	147,517
Subordinated debt	108,978	108,847	108,715	108,584	108,453
Other liabilities	33,073	40,291	42,326	35,684	36,432
Total liabilities	6,397,423	6,288,486	5,961,169	5,719,517	5,670,453
SHAREHOLDERS’ EQUITY:
Common stock	20,378	20,337	20,218	20,213	20,183
Capital surplus	512,284	510,797	507,948	506,810	505,307
Retained earnings	282,896	267,092	247,966	231,333	210,834
Accumulated other comprehensive (loss) income	(63,618)	18,242	22,460	30,794	24,213
Total shareholders’ equity	751,940	816,468	798,592	789,150	760,537
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$7,149,363	$7,104,954	$6,759,761	$6,508,667	$6,430,990

Allegiance Bancshares, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended
	2022	2021
	March 31	December 31	September 30	June 30	March 31
	(Dollars in thousands, except per share data)
INTEREST INCOME:
Loans, including fees	$52,370	$56,855	$58,176	$57,691	$57,991
Securities:
Taxable	5,068	3,933	2,998	2,556	2,402
Tax-exempt	2,525	2,526	2,498	2,491	2,394
Deposits in other financial institutions	340	317	221	94	41
Total interest income	60,303	63,631	63,893	62,832	62,828

INTEREST EXPENSE:
Demand, money market and savings deposits	1,347	1,277	1,267	1,337	1,484
Certificates and other time deposits	2,156	2,391	2,583	2,989	3,665
Borrowed funds	186	434	436	469	539
Subordinated debt	1,442	1,425	1,441	1,441	1,442
Total interest expense	5,131	5,527	5,727	6,236	7,130
NET INTEREST INCOME	55,172	58,104	58,166	56,596	55,698
Provision for credit losses	1,814	(2,577)	2,295	(2,679)	639
Net interest income after provision for credit losses	53,358	60,681	55,871	59,275	55,059

NONINTEREST INCOME:
Nonsufficient funds fees	116	156	131	94	83
Service charges on deposit accounts	527	476	425	382	388
Gain on sale of securities	—	—	—	—	49
Loss on sale of other real estate and repossessed assets	—	(89)	—	—	(176)
Bank owned life insurance	133	139	125	151	139
Debit card and ATM card income	819	834	771	761	630
Other	2,423	938	647	885	623
Total noninterest income	4,018	2,454	2,099	2,273	1,736

NONINTEREST EXPENSE:
Salaries and employee benefits	22,728	22,918	22,335	22,472	22,452
Net occupancy and equipment	2,205	2,194	2,335	2,225	2,390
Depreciation	1,033	1,103	1,060	1,057	1,034
Data processing and software amortization	2,498	2,264	2,222	2,176	2,200
Professional fees	138	1,008	620	608	789
Regulatory assessments and FDIC insurance	1,261	949	883	768	807
Core deposit intangibles amortization	751	824	824	824	824
Communications	341	395	358	332	321
Advertising	462	481	481	432	298
Other real estate expense	59	69	137	229	113
Acquisition and merger-related expenses	451	1,408	603	—	—
Other	2,590	3,131	2,438	2,472	3,691
Total noninterest expense	34,517	36,744	34,296	33,595	34,919
INCOME BEFORE INCOME TAXES	22,859	26,391	23,674	27,953	21,876
Provision for income taxes	4,202	4,833	4,614	5,028	3,866
NET INCOME	$18,657	$21,558	$19,060	$22,925	$18,010

EARNINGS PER SHARE
Basic	$0.92	$1.06	$0.94	$1.13	$0.89
Diluted	$0.91	$1.06	$0.93	$1.12	$0.89

Allegiance Bancshares, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended
	2022	2021
	March 31	December 31	September 30	June 30	March 31
	(Dollars and share amounts in thousands, except per share data)
Net income	$18,657	$21,558	$19,060	$22,925	$18,010

Earnings per share, basic	$0.92	$1.06	$0.94	$1.13	$0.89
Earnings per share, diluted	$0.91	$1.06	$0.93	$1.12	$0.89
Dividends per share	$0.14	$0.12	$0.12	$0.12	$0.12

Return on average assets(A)	1.04%	1.23%	1.14%	1.42%	1.18%
Return on average equity(A)	9.40%	10.60%	9.45%	11.87%	9.59%
Return on average tangible equity(A)(B)	13.35%	15.05%	13.49%	17.20%	14.03%
Net interest margin (tax equivalent)(A)(C)	3.30%	3.57%	3.90%	4.02%	4.19%
Efficiency ratio(D)	58.32%	60.68%	56.91%	57.07%	60.85%

Capital Ratios
Allegiance Bancshares, Inc.(Consolidated)
Equity to assets	10.52%	11.49%	11.81%	12.12%	11.83%
Tangible equity to tangible assets(B)	7.44%	8.42%	8.58%	8.76%	8.40%
Estimated common equity tier 1 capital	12.28%	12.47%	12.37%	12.18%	11.87%
Estimated tier 1 risk-based capital	12.49%	12.69%	12.60%	12.41%	12.10%
Estimated total risk-based capital	15.76%	16.08%	16.13%	15.98%	15.72%
Estimated tier 1 leverage capital	8.37%	8.53%	8.76%	8.56%	8.57%
Allegiance Bank
Estimated common equity tier 1 capital	12.48%	12.63%	12.81%	13.03%	13.17%
Estimated tier 1 risk-based capital	12.48%	12.63%	12.81%	13.03%	13.17%
Estimated total risk-based capital	14.50%	14.71%	14.98%	15.22%	15.37%
Estimated tier 1 leverage capital	8.37%	8.49%	8.91%	8.99%	9.33%

Other Data
Weighted average shares:
Basic	20,363	20,260	20,221	20,203	20,140
Diluted	20,526	20,423	20,411	20,386	20,342
Period end shares outstanding	20,378	20,337	20,218	20,213	20,183
Book value per share	$36.90	$40.15	$39.50	$39.04	$37.68
Tangible book value per share(B)	$25.24	$28.43	$27.67	$27.17	$25.75
(A)Interim periods annualized.
(B)Refer to the calculation of these non-GAAP financial measures and a reconciliation to their most directly comparable GAAP financial measures on page 10 of this Earnings Release.
(C)Net interest margin represents net interest income divided by average interest-earning assets.
(D)Represents total noninterest expense divided by the sum of net interest income plus noninterest income, excluding net gains and losses on the sale of loans, securities and assets. Additionally, taxes and provision for credit losses are not part of this calculation.

Allegiance Bancshares, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended
	March 31, 2022			December 31, 2021			March 31, 2021
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
	(Dollars in thousands)
Assets
Interest-Earning Assets:
Loans	$4,231,507	$52,370	5.02%	$4,243,778	$56,855	5.32%	$4,571,045	$57,991	5.15%
Securities	1,835,618	7,593	1.68%	1,457,793	6,459	1.76%	789,188	4,796	2.46%
Deposits in other financial institutions and other	806,583	340	0.17%	843,808	317	0.15%	96,212	41	0.17%
Total interest-earning assets	6,873,708	$60,303	3.56%	6,545,379	$63,631	3.86%	5,456,445	$62,828	4.67%
Allowance for credit losses on loans	(48,343)			(50,654)			(53,370)
Noninterest-earning assets	432,133			447,005			760,762
Total assets	$7,257,498			$6,941,730			$6,163,837

Liabilities and Shareholders' Equity
Interest-Bearing Liabilities:
Interest-bearing demand deposits	$1,071,010	$549	0.21%	$724,841	$388	0.21%	$458,063	$371	0.33%
Money market and savings deposits	1,584,373	798	0.20%	1,618,240	889	0.22%	1,539,127	1,113	0.29%
Certificates and other time deposits	1,245,180	2,156	0.70%	1,335,020	2,391	0.71%	1,332,663	3,665	1.12%
Borrowed funds	89,880	186	0.84%	138,747	434	1.24%	154,927	539	1.41%
Subordinated debt	108,913	1,442	5.37%	108,784	1,425	5.20%	108,387	1,442	5.40%
Total interest-bearing liabilities	4,099,356	$5,131	0.51%	3,925,632	$5,527	0.56%	3,593,167	$7,130	0.80%

Noninterest-Bearing Liabilities:
Noninterest-bearing demand deposits	2,312,114			2,163,016			1,767,740
Other liabilities	41,324			46,141			41,330
Total liabilities	6,452,794			6,134,789			5,402,237
Shareholders' equity	804,704			806,941			761,600
Total liabilities and shareholders' equity	$7,257,498			$6,941,730			$6,163,837

Net interest rate spread			3.05%			3.30%			3.87%

Net interest income and margin		$55,172	3.26%		$58,104	3.52%		$55,698	4.14%

Net interest income and net interest margin (tax equivalent)		$55,922	3.30%		$58,838	3.57%		$56,317	4.19%

Allegiance Bancshares, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended
	2022	2021
	March 31	December 31	September 30	June 30	March 31
	(Dollars in thousands)
Period-end Loan Portfolio:
Commercial and industrial	$714,450	$693,559	$728,897	$690,867	$664,792
Paycheck Protection Program (PPP)	78,624	145,942	290,028	499,207	728,424
Real estate:
Commercial real estate (including multi-family residential)	2,197,502	2,104,621	2,073,521	2,051,516	2,018,853
Commercial real estate construction and land development	453,473	439,125	382,610	371,732	386,637
1-4 family residential (including home equity)	669,306	685,071	683,919	715,119	726,228
Residential construction	136,760	117,901	104,638	111,956	119,528
Consumer and other	33,399	34,267	25,856	20,346	14,707
Total loans	$4,283,514	$4,220,486	$4,289,469	$4,460,743	$4,659,169

Asset Quality:
Nonaccrual loans	$26,275	$24,127	$28,369	$36,643	$35,051
Accruing loans 90 or more days past due	—	—	—	—	—
Total nonperforming loans	26,275	24,127	28,369	36,643	35,051
Other real estate	—	—	1,397	1,397	576
Total nonperforming assets	$26,275	$24,127	$29,766	$38,040	$35,627

Net charge-offs	$317	$1,353	$450	$162	$345

Nonaccrual loans:
Commercial and industrial	$7,809	$8,358	$10,247	$12,949	$14,059
Real estate:
Commercial real estate (including multi-family residential)	15,259	12,639	14,629	18,123	13,455
Commercial real estate construction and land development	—	63	53	53	1,000
1-4 family residential (including home equity)	3,065	2,875	3,224	4,839	5,736
Residential construction	—	—	—	—	—
Consumer and other	142	192	216	679	801
Total nonaccrual loans	$26,275	$24,127	$28,369	$36,643	$35,051

Asset Quality Ratios:
Nonperforming assets to total assets	0.37%	0.34%	0.44%	0.58%	0.55%
Nonperforming loans to total loans	0.61%	0.57%	0.66%	0.82%	0.75%
Allowance for credit losses on loans to nonperforming loans	187.31%	198.70%	177.98%	135.32%	150.52%
Allowance for credit losses on loans to total loans	1.15%	1.14%	1.18%	1.11%	1.13%
Net charge-offs to average loans (annualized)	0.03%	0.13%	0.04%	0.01%	0.03%

Allegiance Bancshares, Inc.
GAAP Reconciliation and Management’s Explanation of Non-GAAP Financial Measures
(Unaudited)

Allegiance’s management uses certain non-GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Allegiance believes that these non-GAAP financial measures provide meaningful supplemental information regarding its performance and that management and investors benefit from referring to these non-GAAP financial measures in assessing Allegiance’s performance and when planning, forecasting, analyzing and comparing past, present and future periods. Specifically, Allegiance reviews tangible book value per share, return on average tangible equity and the ratio of tangible equity to tangible assets for internal planning and forecasting purposes. Allegiance has included in this Earnings Release information relating to these non-GAAP financial measures for the applicable periods presented.  These non-GAAP measures should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which Allegiance calculates the non-GAAP financial measures may differ from that of other companies reporting measures with similar names.

	Three Months Ended
	2022	2021
	March 31	December 31	September 30	June 30	March 31
	(Dollars and share amounts in thousands, except per share data)
Total shareholders' equity	$751,940	$816,468	$798,592	$789,150	$760,537
Less: Goodwill and core deposit intangibles, net	237,549	238,300	239,124	239,948	240,772
Tangible shareholders’ equity	$514,391	$578,168	$559,468	$549,202	$519,765

Shares outstanding at end of period	20,378	20,337	20,218	20,213	20,183

Tangible book value per share	$25.24	$28.43	$27.67	$27.17	$25.75

Net income	$18,657	$21,558	$19,060	$22,925	$18,010

Average shareholders' equity	$804,704	$806,941	$800,146	$774,803	$761,600
Less: Average goodwill and core deposit intangibles, net	237,925	238,700	239,497	240,331	241,166
Average tangible shareholders’ equity	$566,779	$568,241	$560,649	$534,472	$520,434

Return on average tangible equity(A)	13.35%	15.05%	13.49%	17.20%	14.03%

Total assets	$7,149,363	$7,104,954	$6,759,761	$6,508,667	$6,430,990
Less: Goodwill and core deposit intangibles, net	237,549	238,300	239,124	239,948	240,772
Tangible assets	$6,911,814	$6,866,654	$6,520,637	$6,268,719	$6,190,218

Tangible equity to tangible assets	7.44%	8.42%	8.58%	8.76%	8.40%
(A)Interim periods annualized.